Exhibit 10.27

Privileged and Confidential

*** Portions of this exhibit have been omitted in accordance with Item 601(b)(2) or 601(b)(10) of Regulation S-K. The omitted information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

AMENDMENT NO. 1 TO
ALLSPARK USAGE AGREEMENT

This Amendment No. 1 (“Amendment”) is made effective from April 1, 2020 (the “Amendment Effective Date”) to the Allspark Usage Agreement effective January 1, 2020 (“Allspark Agreement”) by and between Near Pte. Ltd., located at 3 Temasek Avenue, Level 18-01, Centennial Tower, Singapore 039190 (“Company”) and MobileFuse, LLC, including itself and all its affiliates, having its office address at 25 East 21st Street, 10th Floor, New York, NY 10010 (“Customer”). Amendment and the Allspark Agreement are collectively referred to as the “Agreement”.

RECITALS

A.	WHEREAS, the Company and the Customer entered into the Allspark Agreement, which sets forth the terms and conditions under which, Company is providing access to Allspark and Targeting Platform to the Customer.

B.	WHEREAS, the Company and the Customer desire to modify and amend the Allspark Agreement as set forth below.

NOW, THEREFORE, in consideration of the mutual promises set forth herein, and other good and valuable consideration, the sufficiency of which is hereby acknowledged by each party, the Company and the Customer hereby agree as follows:

AMENDMENT

1.	Definitions. Unless otherwise expressly defined in this Amendment, all capitalized terms herein shall have the meaning ascribed to them in the Allspark Agreement.

2.	Amendment to the Allspark Agreement. Parties hereby agree to amend the Allspark Agreement in the manner provided herein:

2.1	Section 1 of the Allspark Agreement is deleted in its entirety and replaced with the following:

“1. ***

It is mutually agreed between the parties that there is *** between the parties and *** is appointing *** as one it’s *** for its advertising products - Allspark, *** and *** in the territory of ***. It is agreed between the parties that the Customer is not required to make payment of the Fees for the period between the *** and upto the *** (as defined in ***) (“Trial Period”) and either Party can cancel the Agreement during the Trial Period without any compensation.”

Privileged and Confidential

2.2	The last paragraph of Exhibit B will be replaced with the following:

“The parties agree that the go-live date on which the Company will make the above product features available is April 1, 2021 (“Go-Live Date”).

3.	Continued Effect; Conflicts. Except as expressly amended by this Amendment, all terms and conditions of the Allspark Agreement remain unchanged and will continue in full force and effect. In the event of any conflict between the terms set forth in this Amendment and the terms set forth in the Allspark Agreement, the terms of this Amendment will govern.

4.	Counterparts; Facsimiles. This Amendment may be executed in multiple counterparts, each of which will be deemed an original, but all of which taken together will constitute one and the same instrument. To expedite the process of entering into this Amendment, the parties acknowledge that copies of the Amendment (including, without limitation, copies of any signatures) that are reproduced or transmitted via electronically receipted facsimile or electronic mail transmission will be equivalent to original documents until such time (if any) as original documents are completely executed and delivered. Notwithstanding the foregoing, at either party’s option, the parties will deliver to one another original executed copies of this Amendment as promptly as possible after request by either party.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the Amendment Effective Date.

Near Pte. Ltd.		MobileFuse, LLC

By:	/s/ Anil Mathews	By:	/s/ Kenneth Harlan
Name:	Anil Mathews	Name:	Kenneth Harlan
Title:	Founder & CEO	Title:	Founder & CEO